EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Perfisans Holdings, Inc. (the "Registrant") on Form 10-KSBfor the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof, I, Bok Wong, CEO, Principal Accounting Officer and Chairman of the Board, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

         (1) The Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date: April 17, 2007          By:  /s/ Bok Wong
                                   -------------------------------------
                                   Bok Wong
                                   CEO, Principal Accounting Officer and
                                   Chairman of the Board



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

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